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                                                                  Exhibit 14(a)

                               POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints KATHERINE STONER and JIM COPPEDGE as his or her true and lawful attorneys-in fact and agent, to sign any and all amendments to the Registration Statement listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant (Product)                                    File Nos.
--------------------                                    ---------
VALIC Separate Account A (Portfolio Director Minus 10
  Version)                                              333-_______ / 811-03240
VALIC Separate Account A (Portfolio Director Minus 60
  Version)                                              333-_______ / 811-03240
VALIC Separate Account A (Portfolio Director,
  guarantee)                                            033-75292 / 811-03240
VALIC Separate Account A (GUP, guarantee)               002-32783 / 811-03240
VALIC Separate Account A (Impact, guarantee)            002-96223 / 811-03240
VALIC Separate Account A (Independence Plus, guarantee) 333-124398 / 811-03240
VALIC Separate Account A (Potentia, guarantee)          333-49232 / 811-03240
VALIC Separate Account A (SPIVA, no guarantee)          333-124756 / 811-03240
VALIC Separate Account A (Portfolio Director, no
  guarantee)                                            333-137942 / 811-03240


 /s/ JAY S. WINTROB             Director                       November 5, 2007
 -----------------------------
 Jay S. Wintrob

 /s/ BRUCE R. ABRAMS            Director, President and        November 5, 2007
 -----------------------------  Chief Executive Officer
 Bruce R. Abrams

 /s/ MICHAEL J. AKERS           Director, Senior Vice          November 5, 2007
 -----------------------------  President and
 Michael J. Akers               Chief Actuary

 /s/ N. SCOTT GILLIS            Director, Senior Vice          November 5, 2007
 -----------------------------  President and Principal
 N. Scott Gillis                Financial Officer

 /s/ SHARLA A. JACKSON          Director and Executive Vice    November 5, 2007
 -----------------------------  President - Operations
 Sharla A. Jackson

 /s/ KATHLEEN M. MCCUTCHEON     Director and Vice President -  November 5, 2007
 -----------------------------  Human Resources
 Kathleen M. McCutcheon

 /s/ CHRISTOPHER J. SWIFT       Director                       November 5, 2007
 -----------------------------
 Christopher J. Swift